Exhibit 23, Form 11-K
Kansas City Life Insurance Company

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Kansas City Life Insurance Company:

We consent to the incorporation by reference in the registration statements (Nos. 333‑39714 and 333‑160490) on Form S‑8 of Kansas City Life Insurance Company of our report dated June 30, 2014, with respect to the statements of net assets available for benefits of the Kansas City Life Insurance Company Savings and Profit Sharing Plan as of December 31, 2013 and 2012, the related statement of changes in net assets available for benefits for the year ended December 31, 2013, the supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2013, and the supplemental Schedule H, Line 4j - Schedule of Reportable Transactions for the year ended December 31, 2013, which report appears in the December 31, 2013 annual report on Form 11‑K of the Kansas City Life Insurance Company Savings and Profit Sharing Plan.

/s/ KPMG LLP
KPMG LLP

Kansas City, Missouri
June 30, 2014